OMB APPROVAL ————————————— OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response . . . . . . . . . . . . 5.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 16, 2007
Date of Report (Date of earliest event reported)

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

720-888-1000
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2007, Level 3 Communications, Inc. (“Level 3”) announced that Douglas C. Eby and Michael J. Mahoney had been elected as members of the Level 3 Board of Directors (the “Board”), effective August 16, 2007, filling two vacancies created by the Board’s increasing the size of the Board to 11.

Mr. Eby is chairman and CEO of TimePartners LLC, an investment advisory firm. He also serves as president of Torray LLC, an independent money management firm. From time to time, entities affiliated with or managed by Torray LLC have owned or may own equity and debt securities issued by Level 3 and/or its wholly owned subsidiaries.

Mr. Mahoney was most recently the president and CEO of Commonwealth Telephone Enterprises until the sale of Commonwealth Telephone Enterprises to Citizens Communications Company. Mr. Mahoney was also president and COO of RCN Corporation, president and COO of C-TEC Corporation, and executive vice president and general manager of C-TEC Cable Systems.

The Board has not determined any Board committee assignments for either Mr. Eby or Mr. Mahoney.

The Board has determined that both Mr. Eby and Mr. Mahoney are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Mr. Eby and Mr. Mahoney will receive compensation as non-employee members of the Board.  Each non-employee director, other than the Chairman of the Board, receives an annual cash retainer of $75,000, which is paid on a quarterly basis.  Each non-employee member of the Board, other than the Chairman of the Board, receives quarterly grants of restricted stock having a value of $37,500 at the time of grant which amount to an annual aggregate grant value of $150,000 for each such director.  The number of shares of restricted stock granted is determined by dividing $37,500 by the closing price of Level 3’s common stock on the NASDAQ Global Select Market on the last trading day of the quarter.  These shares of restricted stock granted for 2007 compensation will generally vest 100% on the later of 1) April 1, 2008 and 2) the first trading day on which transactions in our securities are permitted by our insider trading policy after April 1, 2008 if trading is not permitted on April 1, 2008.  Each new non-employee member of the Board also receives an initial grant of restricted stock with a value of $150,000 on the date of grant. This initial grant of restricted stock vests 100% on the third anniversary of the date of grant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2007, the Board amended and restated Level 3’s By-laws. These changes relate to providing clarification of the role of Level 3’s president in the absence of the chief executive officer and the Board’s ability to elect Assistant Secretaries and Assistant Treasurers. The amended and restated By-laws are effective as of August 17, 2007.

The descriptions of the changes to the Level 3 By-laws are qualified in their entirety by reference to the copy of the Amended and Restated By-laws filed as Exhibit 3(ii) to this Form 8-K, which is incorporated by reference as if set forth in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein

Neil J. Eckstein, Senior Vice President

Date: August 17, 2007